Exhibit 99.2

ISIS PHARMACEUTICALS PRICES PUBLIC OFFERING OF COMMON STOCK

CARLSBAD, Calif., May 8, 2013 — Isis Pharmaceuticals, Inc. (NASDAQ: ISIS) announced today the pricing of an underwritten public offering of 9,000,000 shares of its common stock, offered at a price to the public of $19.00 per share.  The gross proceeds to Isis from this offering are expected to be $171.0 million, before deducting the underwriting discount and other estimated offering expenses payable by Isis.  The offering is expected to close on or about May 14, 2013, subject to customary closing conditions.  In addition, Isis has granted the underwriters a 30-day option to purchase at the public offering price up to an aggregate of 1,350,000 additional shares of its common stock.  Isis anticipates using the net proceeds from the offering to increase its drug development activities, develop select drugs in its pipeline to later stages of development prior to partnering, and for general corporate and working capital purposes.

Goldman, Sachs & Co. and J. P. Morgan Securities LLC are acting as joint book-running managers in the offering. Stifel is acting as lead manager.  BMO Capital Markets, Cowen and Company, LLC and Needham & Company are acting as co-managers.

The securities described above are being offered by Isis pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which became effective on May 7, 2013.  A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.  Copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained, when available, from Goldman, Sachs & Co. (Attn: Prospectus Department, 200 West Street, New York, New York 10282, Fax: 212-902-9316 or Email at prospectus-ny@ny.email.gs.com or by calling 1-866-471-2526) or J.P. Morgan Securities LLC (c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 866-803-9204). Electronic copies of the prospectus supplements may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT ISIS PHARMACEUTICALS, INC.

Isis is exploiting its leadership position in antisense technology to discover and develop novel drugs for its product pipeline and for its partners.  Isis’ broad pipeline consists of 28 drugs to treat a wide variety of diseases with an emphasis on cardiovascular, metabolic, severe and rare diseases, and cancer.  Isis’ partner, Genzyme, is commercializing Isis’ lead product, KYNAMRO™, in the United States for the treatment of patients with HoFH.  Genzyme is also pursuing marketing approval of KYNAMRO in other markets.  Isis’ patents provide strong and extensive protection for its drugs and technology.

ISIS PHARMACEUTICALS’ FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding Isis’ financing plans, including statements related to Isis’ offering of common stock and intended use of the proceeds of the offering.

Any statement describing Isis’ goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of KYNAMRO, is a forward-looking statement and should be considered an at-risk statement.  Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs.  Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements.  Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis.  As a result, you are cautioned not to rely on these forward-looking statements.  These and other risks concerning Isis are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2012 and its most recent quarterly report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Isis,” “Company,” “we,” “our,” and “us” refers to Isis Pharmaceuticals and its subsidiaries.

Isis Pharmaceuticals® is a registered trademark of Isis Pharmaceuticals, Inc.  KYNAMRO™ is a trademark of Genzyme Corporation.

Isis Pharmaceuticals’ Contacts:

D. Wade Walke, Ph.D. Executive Director, Corporate Communications and Investor Relations 760-603-2741	Amy Blackley, Ph.D. Associate Director, Corporate Communications 760-603-2772

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